UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 11, 2012

DynaVox Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34716	27-1507281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Wharton Street, Suite 400, Pittsburgh, PA 15203

(Address of Principal Executive Offices) (Zip Code)

(412) 381-4883

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective June 11, 2012, the Board of Directors (the “Board”) of DynaVox Inc. (the “Company”) appointed Michelle L. Heying to serve as the Company’s Chief Executive Officer and President. Ms. Heying replaces Edward L. Donnelly, Jr., whose arrangements with the Company are in the process of being finalized. The size of the Board was also increased to eleven and Ms. Heying was appointed to fill the newly-created position.

Ms. Heying, age 43, joined the Company as Chief Operating Officer in December 2007 and was named President in July 2009. She brings more than 18 years of leadership in both strategic development and operations working with companies in the healthcare, life science, and industrial/security industries. Prior to joining the Company, Ms. Heying served as vice president/general manager at Thermo Fisher Scientific from November 2006 to December 2007. Before that, she served as manager at General Electric Healthcare from 1991 to March 2006 in the Americas X-Ray, Global Nuclear Medicine and Global Mammography divisions. She holds an MBA from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Business Administration from the University of Wisconsin—Whitewater.

Ms. Heying was selected to join the Board in accordance with the Amended and Restated Securityholders Agreement, dated as of April 21, 2010, among the Company, DynaVox Systems Holdings LLC and certain securityholders. There are no family relationships between Ms. Heying and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Compensatory Arrangements of Certain Officers

In connection with Ms. Heying’s appointment as Chief Executive Officer and President, DynaVox Systems LLC and Ms. Heying intend to enter into a second amended and restated employment agreement, the terms of which have not been finalized as of the date of this filing. The Company will timely amend this filing once the terms of the employment agreement have become final.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated June 11, 2012 announcing the events described under Item 5.02 above is included in this filing as Exhibit 99.1.

Item 9.01 - Financial Statement and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAVOX INC.

By:	/s/ Kenneth D. Misch
Name:	Kenneth D. Misch
Title:	Chief Financial Officer

Date: June 11, 2012

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